3Q16 Earnings Presentation October 31, 2016

U Forward-Looking Statements We make forward-looking statements in this presentation that are subject to risks, uncertainties and assumptions. All statements other than statements of historical fact included in this presentation are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical facts. These statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “project,” “goal,” “intend” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of our future financial or operating performance, our anticipated growth strategies, anticipated trends in our business and other future events or circumstances. These statements are based on our current expectations and projections about future events and may prove to be inaccurate. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may prove to be incorrect or imprecise and may prove to be inaccurate. We do not guarantee that the transactions and events described in any forward-looking statements will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: economic changes, either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates, declines in consumer sentiment and an increase in inflation; downturns in the homebuilding industry, either nationally or in the markets in which we operate; continued volatility and uncertainty in the credit markets and broader financial markets; the operating performance of our business; changes in our business and investment strategy; availability of land to acquire and our ability to acquire land on favorable terms or at all; availability, terms and deployment of capital; disruptions in the availability of mortgage financing or increases in the number of foreclosures in our markets; shortages of or increased prices for labor, land or raw materials used in housing construction; delays or restrictions in land development or home construction, or reduced consumer demand resulting from adverse weather and geological conditions or other events outside our control; the cost and availability of insurance and surety bonds; changes in, or the failure or inability to comply with, governmental laws and regulations; the timing of receipt of regulatory approvals and the opening of communities; the degree and nature of our competition; our leverage and debt service obligations; our future operating expenses, which may increase disproportionately to our revenue; our ability to achieve operational efficiencies with future revenue growth; our relationship, and actual and potential conflicts of interest, with PICO, which owns a majority economic interest in UCP, LLC; and availability of, and our ability to retain, qualified personnel. For a further discussion of these and other factors, see the “Risk Factors” disclosed in our Annual Report on Form 10-K for the year ended December 31, 2015, which is filed with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements discussed in this presentation might not occur. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and our actual results could differ materially from those expressed in any forward-looking statement. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. 2

U • SG&A % Revenue -380 bps to 10.1% • HB Gross Margin of 18.5% and Adj. HB Gross Margin1 of 21.0% • Another Quarter of consecutive profitability • $1.0 million of stock2 repurchased • Maintaining a conservative balance sheet Momentum31 Discipline32Transformation3 • Homebuilding Revenue +28% • Net New Home Orders +14% • Backlog Units +34% (1) Adjusted homebuilding gross margin is a non-GAAP financial measure. The most directly comparable GAAP financial measure is homebuilding gross margin. A discussion of adjusted homebuilding gross margin is included in the Appendix hereto, as well as a reconciliation between homebuilding gross margin and adjusted homebuilding gross margin. (2) The timing and amount of any repurchases will be at UCP’s discretion and will be subject to prevailing market conditions and other considerations, including UCP’s liquidity, the terms of its debt instruments, planned land investment and development spending, acquisition and other investment opportunities and ongoing capital requirements. (3) 3Q16 Compared to 3Q15 3 Continued Progress on Objectives

U +28 % Momentum: Homebuilding Revenue Homebuilding Revenue Homes Delivered Average Selling Price Mix of Homes Delivered by Region Homes Delivered 4 3Q15 3Q16 ASP ($000) $348 $451 3Q15 3Q16 Homes Delivered 202 199 West 78% Southeast 22% +30% 3Q15 3Q16 Homebuilding Revenue ($MM) $70.3 $89.8

U 3Q15 3Q16 288 387 Momentum: Markets, New Orders & Backlog UCP Homebuilding Markets Net New Home OrdersBacklog Dollar Basis ($000's) 5 Southeast Southern California Central Valley Pacific Northwest Note: ‘Land inventory’ denotes owned & controlled lots as of September 30, 2016. Homes in Backlog SF Bay Area 3Q15 3Q16 216 247 +34% +14% 3Q15 3Q16 $120,834 $157,176 +30%

U Discipline: Gross Margin 6 HighlightsHomebuilding Gross Margin ▪ 3Q16 adjusted homebuilding gross margin1 trending in line with full year expectations ▪ Maintaining sales prices in order to manage demand, given supply constraints ▪ Balancing pre-sales and spec sales ▪ Actively managing land and home construction costs ▪ Incentives decreased to 1.6% from 2.4% of HB Revenue ▪ Exiting the Bakersfield, California market (1) Adjusted homebuilding gross margin is a non-GAAP financial measure. The most directly comparable GAAP financial measure is homebuilding gross margin. A discussion of adjusted homebuilding gross margin is included in the Appendix hereto, as well as a reconciliation between homebuilding gross margin and adjusted homebuilding gross margin. Adj. Homebuilding Gross Margin1 3Q15 3Q16 18.9% 18.5% +(40) bps 3Q15 3Q16 21.1% 21.0% +(10) bps

U 3Q15 3Q16 6.4% 5.2% Discipline: SG&A Improvement 7 Sales & Marketing as % of Total Revenue G&A as % of Total Revenue Highlights ▪ 3Q16 SG&A as a percent of total revenue decreased 380 bps to 10.1% ▪ 3Q16 G&A improved 120 basis points excluding $2.4 million reduction in contingent consideration ▪ Disciplined control of overhead expenses continues to enhance performance ▪ More efficient cost base to leverage rising revenue and deliveries 3Q15 3Q16 7.5% 4.9% -260 bps -120 bps

U West 69% Southeast 31% Transformation: Inventory Management & Earnings Land Inventory by Region Completed HomesHomes under Construction 8 Note: ‘Land inventory’ denotes owned & controlled lots as of September 30, 2016. UCP, Inc. Diluted Earnings (Loss) Per Share 3,798 Lots 1,686 Lots Under contract for sale 276 65.6% Model homes 9 2.1% Unsold homes 136 32.3% Under contract for sale 43 31.2% Model homes 60 43.5% Unsold homes 35 25.4% 3Q 2015 3Q 2016 YTD 2015 YTD 2016 $0.20 $0.16 $(0.11) $0.26

U Balance Sheet Strength 9 (1) The ratio of net-debt-to-capital is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of debt-to-capital. We believe that our leverage ratios provide useful information to the users of our financial statements regarding our financial position and cash and debt management. A discussion of net-debt-to-capital is included in the Appendix hereto, as well as a reconciliation between net-debt-to-capital and debt-to-capital. (2) Interest coverage is computed using EBIT, a non-GAAP financial measure. EBIT is computed from GAAP pre-taxable income by adding back interest expense. The interest coverage ratio is calculated by comparing EBIT to interest expensed. (3) Interest coverage calculated on a last twelve months’ basis. ($ in millions, except where noted) Sep 30, 2016 Jun 30, 3016 Mar 31, 2016 Dec 31, 2015 Cash $ 27.6 $ 32.8 $ 29.8 $ 39.8 Real Estate Inventory $ 381.7 $ 374.4 $ 371.6 $ 361.0 Debt $ 157.8 $ 162.7 $ 158.6 $ 156.0 Equity $ 217.5 $ 214.8 $ 217.8 $ 217.4 Debt-to-Capital 42.0% 43.1% 42.1% 41.8% Net Debt-to-Capital1 40.0% 40.3% 39.8% 37.6% Trailing 12 Month Interest Coverage Net Income before tax $ 13.1 $ 13.7 $ 10.3 $ 5.9 Interest Expense $ 7.9 $ 7.1 $ 6.2 $ 5.6 EBIT $ 21.0 $ 20.8 $ 16.5 $ 11.4 Interest Incurred $ 12.4 $ 12.3 $ 11.9 $ 11.6 Interest Coverage2,3 1.7 times 1.7 times 1.4 times 1.0 times

Building on Strong Track Record of Growth

- Growing home deliveries and revenue to expected record highs in 2016
- Scalable corporate infrastructure in place to support growth and ROE
- Strong backlog to support growth
- Expect higher homebuilding revenue in 4Q16 compared to 4Q15



+45% CAGR
$155
$253
~ $325
2014
2015
2016E
Homebuilding Revenue ($MM)

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Financial Summary

($ in millions, except where noted)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Net Orders	247	216	701	676
Homebuilding Deliveries	199	202	563	478
ASP (000s)	$ 451	$ 348	$ 425	$ 342
Revenue				
Homebuilding	$ 89.8	$ 70.3	$ 239.5	$ 163.7
Land development	$ 3.9	$ 1.1	$ 5.3	$ 3.2
Other	$ —	$ 2.3	$ —	$ 5.1
Total revenue	**$ 93.7**	**$ 73.7**	**$ 244.8**	**$ 171.9**
% Growth	27.1%		42.4%	
Homebuilding Gross Margin	18.5%	18.9%	18.1%	17.7%
Homebuilding Adjusted Gross Margin [1]	21.0%	21.1%	20.6%	19.7%
Operating Expense				
Sales and marketing	$ 4.9	$ 4.7	$ 13.6	$ 13.2
General and administrative	$ 4.6	$ 5.5	$ 19.1	$ 19.3
Goodwill impairment	$ 4.2	$ —	$ 4.2	$ —
Total operating expense	**$ 13.7**	**$ 10.2**	**$ 36.9**	**$ 32.6**
Other income, net	$ 0.2	$ 0.0	$ 0.3	$ 0.2
Net income (loss) before income taxes	**$ 3.3**	**$ 3.8**	**$ 5.5**	**$ (1.8)**
Provision for income taxes	$ (0.1)	$ —	$ (0.3)	$ —
Net income (loss)	**$ 3.1**	**$ 3.8**	**$ 5.2**	**$ (1.8)**

Totals may not add due to rounding

UCP

(1) Adjusted homebuilding gross margin is a non-GAAP financial measure. The most directly comparable GAAP financial measure is homebuilding gross margin. A discussion of adjusted homebuilding gross margin is included in the Appendix hereto, as well as a reconciliation between homebuilding gross margin and adjusted homebuilding gross margin.

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Appendix – Gross Margin and Adj. Gross Margin Reconciliation

	Three Months Ended September 30,			
	2016	%	2015	%
	($ in thousands)			
Consolidated Gross Margin & Adjusted Gross Margin				
Revenue	$ 93,740	100.0%	$ 73,672	100.0%
Cost of Sales	77,010	82.2%	59,680	81.0%
Gross Margin	16,730	17.8%	13,992	19.0%
Add: interest in cost of sales	2,214	2.4%	1,443	2.0%
Add: impairment and abandonment charges	223	0.2%	144	0.2%
Adjusted Gross Margin[(1)]	$ 19,167	20.4%	$ 15,579	21.1%
Consolidated Gross margin percentage	17.8%		19.0%	
Consolidated Adjusted gross margin percentage[(1)]	20.4%		21.1%	
Homebuilding Gross Margin & Adjusted Gross Margin				
Homebuilding revenue	$ 89,840	100.0%	$ 70,284	100.0%
Cost of home sales	73,176	81.5%	57,006	81.1%
Homebuilding gross margin	16,664	18.5%	13,278	18.9%
Add: interest in cost of home sales	1,990	2.2%	1,443	2.1%
Add: impairment and abandonment charges	192	0.2%	119	0.2%
Adjusted homebuilding gross margin[(1)]	$ 18,846	21.0%	$ 14,840	21.1%
Homebuilding gross margin percentage	18.5%		18.9%	
Adjusted homebuilding gross margin percentage[(1)]	21.0%		21.1%	

(1) Adjusted homebuilding gross margin percentage is a non-GAAP financial measure. The most directly comparable GAAP financial measure is homebuilding gross margin. Adjusted gross margin is defined as gross margin plus capitalized interest, impairment and abandonment charges. We use adjusted gross margin information as a supplemental measure when evaluating our operating performance. We believe this information is meaningful, because it isolates the impact that leverage and non-cash impairment and abandonment charges have on gross margin. However, because adjusted gross margin information excludes interest expense and impairment and abandonment charges, all of which have real economic effects and could materially impact our results, the utility of adjusted gross margin information as a measure of our operating performance is limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that we do. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of our performance. The table above provides a reconciliation of adjusted gross margin numbers to the most comparable GAAP financial measure.

UCP

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U Appendix – Ratio of Net Debt to Capital 13 (1) The ratio of net debt-to-capital is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of debt-to-capital. We believe that our leverage ratios provide useful information to the users of our financial statements regarding our financial position and cash and debt management. The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is debt less unrestricted cash and cash equivalents) by the sum of net debt plus stockholders’ and member's equity. We believe the ratio of net debt-to- capital is a relevant financial measure for investors to understand the leverage employed in our operations and as an indicator of our ability to obtain financing. We reconcile this non-GAAP financial measure to the ratio of debt-to-capital in the table above. In addition, other issuers or issuers in other industries may not calculate net debt-to-capital ratio in the same manner that we do. Accordingly, the net debt-to-capital ratio should be considered only as a supplement to the ratio of debt-to-capital information as a measure of our financial leverage. As of September 30, 2016 As of December 31, 2015 Debt $ 157,785 $ 155,966 Equity 217,472 217,408 Total capital $ 375,257 $ 373,374 Ratio of debt-to-capital 42.0% 41.8% Debt $ 157,785 $ 155,966 Net cash and cash equivalents $ 28,486 $ 40,729 Less: restricted cash and minimum liquidity requirement 15,900 15,900 Unrestricted cash and cash equivalents $ 12,586 $ 24,829 Net debt $ 145,199 $ 131,137 Equity 217,472 217,408 Total adjusted capital $ 362,671 $ 348,545 Ratio of net debt-to-capital (1) 40.0% 37.6%

Appendix – EBIT

UCP Interest Coverage								
				Last Twelve Months Ended				
		12/31/2015		3/31/2016		6/30/2016		9/30/2016
Pre-Tax Income	$	5,852,371	$	10,264,488	$	13,688,950	$	13,148,622
Interest Expense included in COS		5,592,089		6,206,376		7,094,160		7,863,660
EBIT		**11,444,460**		**16,470,864**		**20,783,110**		**21,012,282**
Depreciation		587,581		593,633		635,155		615,826
Amortization		34,000		34,000		34,000		34,000
EBITDA		**12,066,041**		**17,098,497**		**21,452,265**		**21,662,108**
Impairments		923,031		923,031		3,320,014		3,511,793
EBITDA (excluding Impairments)	**$**	**12,989,072**	**$**	**18,021,528**	**$**	**24,772,279**	**$**	**25,173,901**
Interest Incurred	$	11,567,368	$	11,881,038	$	12,260,522	$	12,368,921
Interest Coverage		**0.99**		**1.39**		**1.70**		**1.70**

(1) EBIT ("earnings before interest & tax") is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income before taxes. EBIT is computed from GAAP pre-taxable income by adding back interest expense. We believe that EBIT provides useful information to the users of our financial statements regarding our operating profitability. We reconcile this non-GAAP financial measure to net income before taxes, based on the last twelve months, in the table above. In addition, other issuers or issuers in other industries may not calculate EBIT in the same manner that we do. Accordingly, EBIT should be considered only as a supplement to the net income before taxes as a measure of our operating profitability.

(2) Interest coverage is computed using EBIT, a non-GAAP financial measure. The interest coverage ratio is calculated by comparing EBIT to interest expensed. We believe that interest coverage ratio is a relevant financial measure for investors to understand our debt and profitability of our operations and as an indicator of our ability to pay interest on our debt.

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